SLM Student Loan Trust 2000-4 Quarterly Servicing Report
Report Date: 3/31/2005 Reporting Period: 1/1/05-3/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		12/31/2004	Activity	3/31/2005

A	i	Portfolio Balance	$554,723,670.95	$(60,014,101.84)	$494,709,569.11
	ii	Interest to be Capitalized	2,647,410.63		2,446,887.40

	iii	Total Pool	$557,371,081.58		$497,156,456.51

	iv	Specified Reserve Account Balance	0.00		0.00

	v	Total Adjusted Pool	$557,371,081.58		$497,156,456.51

B	i	Weighted Average Coupon (WAC)	4.027%		4.019%
	ii	Weighted Average Remaining Term	91.31		89.94
	iii	Number of Loans	227,371		208,667
	iv	Number of Borrowers	105,540		97,522

						% of		% of
	Notes and Certificates			Spread	Balance 1/25/05	O/S Securities	Balance 4/25/05	O/S Securities

C	i	A-1 Notes	78442GCH7	0.050%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GCJ3	0.160%	485,464,081.58	87.099%	425,249,456.51	85.536%
	iii	B Notes	78442GCK0	0.550%	71,907,000.00	12.901%	71,907,000.00	14.463%

	v	Total Notes			$557,371,081.58	100.000%	$497,156,456.51	100.000%

	Reserve Account		1/25/2005	4/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,393,427.70	$1,242,891.14
	iv	Reserve Account Floor Balance ($)	$2,002,418.00	$2,002,418.00
	v	Current Reserve Acct Balance ($)	$2,002,418.00	$2,002,418.00

II. 2000-4 Transactions from: 1/1/2005 through: 3/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$53,499,012.73
	ii	Principal Collections from Guarantor	8,545,929.95
	iii	Principal Reimbursements	25,675.66
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$62,070,618.34

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$16,288.51
	ii	Capitalized Interest	(2,072,805.01)

	iii	Total Non-Cash Principal Activity	$(2,056,516.50)

C	Total Student Loan Principal Activity		$60,014,101.84

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,593,282.40
	ii	Interest Claims Received from Guarantors	364,696.91
	iii	Collection Fees/Returned Items	64,283.82
	iv	Late Fee Reimbursements	272,192.40
	v	Interest Reimbursements	33,202.94
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,440,676.41
	viii	Subsidy Payments	543,686.69

	ix	Total Interest Collections	$5,312,021.57

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	(5,349.68)
	ii	Capitalized Interest	2,072,805.01

	iii	Total Non-Cash Interest Adjustments	$2,067,455.33

F	Total Student Loan Interest Activity		$7,379,476.90

G	Non-Reimbursable Losses During Collection Period		$3,786.94

H	Cumulative Non-Reimbursable Losses to Date		$2,198,952.19

III. 2000-4 Collection Account Activity 1/1/2005 through 3/31/2005

A	Principal Collections
	i	Principal Payments Received	$25,082,758.05
	ii	Consolidation Principal Payments	36,962,184.63
	iii	Reimbursements by Seller	5,079.55
	iv	Borrower Benefits Reimbursed	2,486.49
	v	Reimbursements by Servicer	1,125.57
	vi	Re-purchased Principal	16,984.05

	vii	Total Principal Collections	$62,070,618.34

B	Interest Collections
	i	Interest Payments Received	$4,692,105.69
	ii	Consolidation Interest Payments	250,236.72
	iii	Reimbursements by Seller	1,804.24
	iv	Borrower Benefits Reimbursed	103.92
	v	Reimbursements by Servicer	29,657.18
	vi	Re-purchased Interest	1,637.60
	vii	Collection Fees/Returned Items	64,283.82
	viii	Late Fees	272,192.40

	ix	Total Interest Collections	$5,312,021.57

C	Other Reimbursements		$252,604.75

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$67,635,244.66
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(817,425.35)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$66,817,819.31

I	Servicing Fees Due for Current Period		$386,990.29

J	Carryover Servicing Fees Due		$0.00

K	Administration Fees Due		$20,000.00

L	Aggregate Swap Fees Due		$13,934.28

M	Total Fees Due for Period		$420,924.57

IV. 2000-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005	12/31/2004	3/31/2005
INTERIM:
In School
Current	3.688%	3.708%	1,575	1,530	0.693%	0.733%	$4,995,392.78	$4,965,332.09	0.901%	1.004%

Grace
Current	3.728%	3.662%	471	287	0.207%	0.138%	$1,414,698.30	$821,720.56	0.255%	0.166%

TOTAL INTERIM	3.696%	3.702%	2,046	1,817	0.900%	0.871%	$6,410,091.08	$5,787,052.65	1.156%	1.170%
REPAYMENT
Active
Current	4.112%	4.105%	135,037	127,049	59.391%	60.886%	$279,783,106.35	$251,910,165.47	50.436%	50.921%
31-60 Days Delinquent	4.087%	4.158%	9,684	8,264	4.259%	3.960%	$25,800,474.21	$22,820,175.97	4.651%	4.613%
61-90 Days Delinquent	4.128%	4.138%	6,664	4,784	2.931%	2.293%	$19,531,394.32	$14,449,349.42	3.521%	2.921%
91-120 Days Delinquent	4.141%	4.042%	4,065	2,883	1.788%	1.382%	$11,800,789.21	$9,012,265.15	2.127%	1.822%
> 120 Days Delinquent	4.117%	4.108%	11,599	10,244	5.101%	4.909%	$35,313,225.24	$31,328,592.85	6.366%	6.333%

Deferment
Current	3.612%	3.604%	30,247	28,669	13.303%	13.739%	$84,379,723.69	$78,987,081.01	15.211%	15.966%

Forbearance
Current	4.078%	4.083%	26,082	23,257	11.471%	11.146%	$86,311,166.27	$75,810,174.87	15.559%	15.324%

TOTAL REPAYMENT	4.029%	4.022%	223,378	205,150	98.244%	98.315%	$542,919,879.29	$484,317,804.74	97.872%	97.900%
Claims in Process (1)	4.189%	4.129%	1,940	1,692	0.853%	0.811%	$5,372,277.28	$4,584,024.86	0.968%	0.927%
Aged Claims Rejected (2)	4.187%	3.681%	7	8	0.003%	0.004%	$21,423.30	$20,686.86	0.004%	0.004%
GRAND TOTAL	4.027%	4.019%	227,371	208,667	100.000%	100.000%	$554,723,670.95	$494,709,569.11	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2000-4 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.010%	140,911	$297,343,500.88	60.105%
- GSL — Unsubsidized	3.779%	54,732	147,907,239.19	29.898%
- PLUS Loans	4.593%	9,375	37,259,289.79	7.532%
- SLS Loans	5.342%	3,649	12,199,539.25	2.466%

- Total	4.019%	208,667	$494,709,569.11	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	4.033%	164,746	$417,211,550.80	84.335%
- Two Year	3.903%	30,098	52,820,941.21	10.677%
- Technical	4.028%	13,823	24,677,077.10	4.988%
- Other	0.000%	0	0.00	0.000%

- Total	4.019%	208,667	$494,709,569.11	100.000%

*Percentages may not total 100% due to rounding.

VI. 2000-4 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$4,440,300.53
B	Interest Subsidy Payments Accrued During Collection Period				499,078.78
C	SAP Payments Accrued During Collection Period				1,928,732.40
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)				288,670.17
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$7,156,781.88

G	Student Loan Rate
	i	Days in Calculation Period			90
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,156,781.88
	iv	Primary Servicing Fee			$1,204,415.64
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$13,934.28
	vii	Total Pool Balance at Beginning of Collection Period			$557,371,081.58
	viii	Student Loan Rate (ii / i ) * (( iii - iv - v -vi ) / vii )			4.24739%

H	Floating Rate Swap Payments Due to the Trust
			Class A-1	Class A-2	Class B

	i	Aggregate Notional Swap Amounts	$0.00	$485,464,081.58	$71,907,000.00

	ii	Libor Based Interest Rates	0.00000%	2.86000%	3.25000%
	iii	Student Loan Rate Cap	4.24739%	4.24739%	4.24739%

	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%

	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2000-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 LIBOR Based Interest Rate	0.000000000	(1/25/05 - 4/25/05)	0.00000%

B	Class A-2 LIBOR Based Interest Rate	0.007150000	(1/25/05 - 4/25/05)	2.86000%

C	Class B LIBOR Based Interest Rate	0.008125000	(1/25/05 - 4/25/05)	3.25000%

VIII. 2000-4 Inputs From Previous Collection Period 12/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$554,723,670.95
	ii	Interest To Be Capitalized	2,647,410.63

	iii	Total Pool	$557,371,081.58
	iv	Specified Reserve Account Balance	0.00

	v	Total Adjusted Pool	$557,371,081.58

B	Total Note and Certificate Factor		0.271295189
C	Total Note and Certificate Balance		$557,371,081.58

D	Note Balance 1/25/2005		Class A-1	Class A-2	Class B

	i	Current Factor	0.000000000	0.701918065	1.000000000
	ii	Expected Note Balance	$0.00	$485,464,081.58	$71,907,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00

E	Reserve Account Balance		$2,002,418.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00
J	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
K	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2000-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D +VI-H-v )		$67,106,489.48	$67,106,489.48

B	Primary Servicing Fees-Current Month		$386,990.29	$66,719,499.19

C	Administration Fee		$20,000.00	$66,699,499.19

D	Swap Fees
	i	Fixed Rate Swap Payment	$3,457.55	$66,696,041.64
	ii	Fixed Rate Swap Payment	$3,457.55	$66,692,584.09
	iii	Fixed Rate Swap Payment	$7,019.18	$66,685,564.91

	iv	Total Swap Fees	$13,934.28

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$66,685,564.91
	ii	Class A-2	$3,471,068.18	$63,214,496.73
	iii	Class B	$584,244.38	$62,630,252.35

	iv	Total Noteholder's Interest Distribution	$4,055,312.56

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$62,630,252.35
	ii	Class A-2	$60,214,625.07	$2,415,627.28
	iii	Class B	$0.00	$2,415,627.28

	iv	Total Noteholder's Principal Distribution	$60,214,625.07

G	Increase to the Specified Reserve Account Balance		$0.00	$2,415,627.28

H	Floating Rate Swap Payment Reimbursement		$0.00	$2,415,627.28

I	Carryover Servicing Fees		$0.00	$2,415,627.28

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,415,627.28
	ii	Class A-2	$0.00	$2,415,627.28
	iii	Class B	$0.00	$2,415,627.28

	iv	Total Noteholder's Interest Carryover	$0.00

K	Excess to Reserve Account		$2,415,627.28	$0.00

X. 2000-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B
	i	Quarterly Interest Due	$0.00	$3,471,068.18	$584,244.38
	ii	Quarterly Interest Paid	0.00	3,471,068.18	584,244.38

	iii	Interest Shortfall	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$60,214,625.07	$0.00
	viii	Quarterly Principal Paid	0.00	60,214,625.07	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$63,685,693.25	$584,244.38

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 3/31/05	$557,371,081.58
	ii	Adjusted Pool Balance 3/31/05	497,156,456.51

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$60,214,625.07

	iv	Adjusted Pool Balance 12/31/04	$557,371,081.58
	v	Adjusted Pool Balance 3/31/05	497,156,456.51

	vi	Current Principal Due (iv-v)	$60,214,625.07
	vii	Principal Shortfall from Previous Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$60,214,625.07

	ix	Principal Distribution Amount Paid	$60,214,625.07

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$60,214,625.07
D		Total Interest Distribution	4,055,312.56

E		Total Cash Distributions	$64,269,937.63

F	Note Balances			1/25/2005	Paydown Factor	4/25/2005
	i	A-1 Note Balance	78442GCH7	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GCJ3	$485,464,081.58		$425,249,456.51
		A-2 Note Pool Factor		0.701918065	(0.087062534)	0.614855531

	iii	B Note Balance	78442GCK0	$71,907,000.00		$71,907,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$2,002,418.00
	ii	Deposits to correct Shortfall	$0.00
	iii	Deposits from Excess Servicing	$2,415,627.28

	iv	Total Reserve Account Balance Available	$4,418,045.28
	v	Required Reserve Account Balance	$2,002,418.00

	vi	Shortfall Carried to Next Period	$0.00
	vii	Excess Reserve - Release to Excess Certificateholder	$2,415,627.28
	viii	Ending Reserve Account Balance	$2,002,418.00

XI. 2000-4 Historical Pool Information

								2003	2002
			1/1/05-3/31/05	10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02

Beginning Student Loan Portfolio Balance			$554,723,670.95	$605,167,194.98	$695,706,822.39	$728,347,482.29	$792,546,997.73	$1,145,989,791.27	$1,578,868,747.07

	Student Loan Principal Activity
	i	Regular Principal Collections	$53,499,012.73	$45,465,928.70	$85,146,523.44	$28,577,628.69	$59,988,456.86	$264,656,972.25	$167,727,261.92
	ii	Principal Collections from Guarantor	8,545,929.95	7,321,044.50	7,690,378.55	6,790,454.55	7,098,516.29	36,442,148.74	41,894,568.91
	iii	Principal Reimbursements	25,675.66	48,198.35	24,964.86	40,830.15	153,889.73	69,788,624.11	254,160,432.03
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$62,070,618.34	$52,835,171.55	$92,861,866.85	$35,408,913.39	$67,240,862.88	$370,887,745.10	$463,782,262.86
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$16,288.51	$95,316.58	$117,560.88	$93,542.02	$90,651.52	$2,341,712.64	$4,015,881.48
	ii	Capitalized Interest	(2,072,805.01)	(2,486,964.10)	(2,439,800.33)	(2,861,795.52)	(3,131,998.96)	(19,786,664.20)	(34,919,188.54)

	iii	Total Non-Cash Principal Activity	$(2,056,516.50)	$(2,391,647.52)	$(2,322,239.45)	$(2,768,253.50)	$(3,041,347.44)	$(17,444,951.56)	$(30,903,307.06)

(-)	Total Student Loan Principal Activity		$60,014,101.84	$50,443,524.03	$90,539,627.40	$32,640,659.89	$64,199,515.44	$353,442,793.54	$432,878,955.80

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,593,282.40	$2,797,136.25	$3,305,343.39	$3,260,476.85	$3,753,074.08	$21,397,384.56	$39,962,268.63
	ii	Interest Claims Received from Guarantors	364,696.91	303,327.07	306,938.38	280,812.62	324,921.45	2,004,768.58	2,766,267.54
	iii	Collection Fees/Returned Items	64,283.82	50,564.14	57,624.44	40,409.03	51,755.13	156,422.05	54,511.93
	iv	Late Fee Reimbursements	272,192.40	243,891.93	337,245.72	225,050.15	310,272.77	1,163,462.96	1,280,503.02
	v	Interest Reimbursements	33,202.94	34,022.47	18,684.70	39,087.89	28,776.92	561,530.85	2,353,646.08
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,440,676.41	845,853.56	236,714.25	147,821.25	159,947.83	250,693.74	310,204.48
	viii	Subsidy Payments	543,686.69	660,402.70	740,182.49	791,062.09	824,125.56	4,836,844.67	9,144,126.01

	ix	Total Interest Collections	$5,312,021.57	$4,935,198.12	$5,002,733.37	$4,784,719.88	$5,452,873.74	$30,371,107.41	$55,871,527.69

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(5,349.68)	$(11,791.28)	$(3,230.66)	$3,985.51	$11,735.40	$(1,761,971.82)	$(3,370,363.19)
	ii	Capitalized Interest	2,072,805.01	2,486,964.10	2,439,800.33	2,861,795.52	3,131,998.96	19,786,664.20	34,919,188.54

	iii	Total Non-Cash Interest Adjustments	$2,067,455.33	$2,475,172.82	$2,436,569.67	$2,865,781.03	$3,143,734.36	$18,024,692.38	$31,548,825.35

	Total Student Loan Interest Activity		$7,379,476.90	$7,410,370.94	$7,439,303.04	$7,650,500.91	$8,596,608.10	$48,395,799.79	$87,420,353.04

(=)	Ending Student Loan Portfolio Balance		$494,709,569.11	$554,723,670.95	$605,167,194.98	$695,706,822.39	$728,347,482.29	$792,546,997.73	$1,145,989,791.27
(+)	Interest to be Capitalized		$2,446,887.40	$2,647,410.63	$3,120,112.72	$3,391,477.47	$3,827,555.90	$4,145,430.98	$6,559,456.37

(=)	TOTAL POOL		$497,156,456.51	$557,371,081.57	$608,287,307.70	$699,098,299.86	$732,175,038.19	$796,692,428.71	$1,152,549,247.64

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00	$1,991,731.07	$2,881,373.12

(=)	Total Adjusted Pool		$497,156,456.51	$557,371,081.57	$608,287,307.70	$699,098,299.86	$732,175,038.19	$798,684,159.78	$1,155,430,620.76

XII. 2000-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-00	$1,962,371,799	4.03%
Jan-01	$1,908,292,743	4.83%
Apr-01	$1,858,483,080	4.49%
Jul-01	$1,783,907,019	5.53%
Oct-01	$1,697,382,675	6.71%
Jan-02	$1,589,201,252	8.41%
Apr-02	$1,482,572,619	9.69%
Jul-02	$1,400,294,273	10.02%
Oct-02	$1,263,311,356	12.04%
Jan-03	$1,152,549,248	13.20%
Apr-03	$1,051,897,123	14.05%
Jul-03	$1,000,175,196	13.55%
Oct-03	$864,071,985	15.61%
Jan-04	$796,692,429	15.74%
Apr-04	$732,175,038	15.87%
Jul-04	$699,098,300	15.15%
Oct-04	$608,287,308	16.33%
Jan-05	$557,371,082	16.37%
Apr-05	$497,156,457	16.83%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.